COFFE HOLDING CO., INC.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	thursday, May 13, 2021
	TIME:	2:00 P.m. eastern time
	LOCATION:	live via the internet

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/JVA and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/JVA

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before April 29, 2021.

you may enter your voting instructions at https://www.iproxydirect.com/JVA until 11:59 pm eastern time May 12, 2021.

The purposes of this meeting are as follows:

1. to elect three directors to the Board of Directors to hold office for the following three years until their successors are elected.

2. to ratify the appointment of EsinerAmper LLP as the Company’s independent registered public accounting firm for our fiscal year ending October 31, 2021.

3. to hold an advisory vote on executive compensation.

4. to transact such other business as may properly come before the annual meeting or any adjournment thereof.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.
The board of directors has fixed the close of business on march 15, 2021 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock, par value $.001 per share, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

FIRST-CLASS MAIL
US POSTAGE
PAID
RALEIGH NC
PERMIT # 870

COFFEE HOLDINGS CO., INC.
SHAREHOLDER SERVICES
1 Glenwood Avenue Suite 1001
Raleigh NC 27603

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT